Exhibit 10.7

Tripartite Agreement for the Change of Contracting Party

Party A: Xiamen Fanding Hongxin International Logistics Co., Ltd. (hereinafter referred to as “Party A”, also the original Party A in the agreement)
Unified Social Credit Code: 91350200MA8W1KL12D
Address: Room 408-15, No. 942, Tonglong 2nd Road, Torch High-tech Zone (Xiangan) Industrial Area, Xiamen
Contact Person: Yutong Pan
Phone: 13950391305

Party B: Cheng Tian International Supply Chain (Shenzhen) Co., Ltd. (hereinafter referred to as “Party B”, also the original Party B in the agreement)
Unified Social Credit Code: 91440300MA5F4YBUX3
Address: Room 1805, Qianhai Xiangbin Building, No. 18, Free Trade West Street, Qianhai Shenzhen-Hong Kong Cooperation Zone, Nanshan District, Shenzhen
Contact Person: Lingju Feng
Phone: 13825485000

Party C: Hangzhou Fanjie Supply Chain Management Co., Ltd. (hereinafter referred to as “Party C”)
Unified Social Credit Code: 91330110MA27W50EXF
Address: Room 602-1, Building 19, No. 998 Wenyi West Road, Wuchang Street, Yuhang District, Hangzhou City, Zhejiang Province
Contact Person: Qing Sun
Phone: 15205185133

Party A and Party B entered into the “Air Cargo Charter Cooperation Agreement” and its Appendixes (hereinafter referred to as the “Original Contract”) regarding the 50-ton charter business for HFE/CGO-NLU-HFE/CGO, K4. Now, Party A, Party B, and Party C, through mutual consultation, have reached an agreement on the modification of the Original Contract as follows:

I. Details of the Original Contract

1.	Party A and Party B signed the “Original Contract” on March 1, 2024. The content of the “Original Contract” is attached as an Appendix.

2.	All parties confirm the following regarding the performance of the “Original Contract”:
Party A and Party B confirm that, as of the date of signing this agreement and prior to it, the “Original Contract” has been duly performed, and neither party has committed any breach of contract.

II. Change of Contracting Party

1.	All parties agree that, after this agreement comes into effect, Party A in the “Original Contract” shall be changed from “Fanding Hongxin” to Party C (Hangzhou Fanjie). That is, all rights and obligations originally held and undertaken by Party A under the “Original Contract” shall now be held and undertaken by Party C. This change shall hereinafter be referred to as “this Change.”

2.	Special Note: After this agreement takes effect, Party B shall continue to pay the freight charges to Party C in accordance with the payment method stipulated in Article 3 of Appendix A to the “Original Contract.”

3.	Prior to this Change, all rights and obligations under the “Original Contract” were held or undertaken by Party A (Fanding Hongxin), and had no relation to Party C.

III. Dispute Resolution

The applicable law for this agreement shall be the relevant laws of the People’s Republic of China (excluding the laws of Hong Kong, Macau, and Taiwan). In case of any dispute arising from matters related to this contract that cannot be resolved through negotiation, the dispute shall be submitted to the court at the plaintiff’s place of residence.

IV. Amendments and Supplements to the Original Contract

1.	All parties agree to make the following amendments and supplements to the Original Contract: ____ (if any).

2.	In the event of any inconsistency between this agreement and the Original Contract, this agreement shall prevail. For matters not addressed in this agreement, the provisions of the Original Contract shall remain in effect.

V. Miscellaneous

1.	This agreement is made in triplicate, with each of Party A, Party B, and Party C holding one copy. All copies have the same legal effect.

2.	This agreement shall come into effect upon being stamped (sealed) by all parties. Date of Signing: June 17, 2024

Party A : Xiamen Fanding Hongxin International Logistics Co., Ltd.

Party B : Chengtian International Supply Chain (Shenzhen) Co., Ltd.

Party C : Hangzhou Fanjie Supply Chain Management Co., Ltd.

Air Cargo Charter Cooperation Agreement

Party A: Xiamen Fanding Hongxin International Logistics Co., Ltd. (hereinafter referred to as “Party A”)
Unified Social Credit Code: 91350200MA8W1KL12D
Address: 6th Floor, Building 1, Meifeng Chuanggu, No. 2555 Binhai West Avenue, Xike Town, Tong’an District, Xiamen City, Fujian Province
Contact Person: Yutong Pan
Phone: 13950391305

Party B: Chengtian International Supply Chain (Shenzhen) Co., Ltd. (hereinafter referred to as “Party B”)
Unified Social Credit Code: 91440300MA5F4YBUX3
Address: Room 1805, Qianhai Xiangbin Building, No. 18 Zimao West Street, Qianhai Shenzhen-Hong Kong Cooperation Zone, Nanshan Subdistrict, Shenzhen
Contact Person: Lingju Feng
Phone: 13825485000

Whereas Party A has chartered a 50-ton cargo capacity from Kalitta Air (IATA: K4, ICAO: CKS, hereinafter referred to as “CKS”) on the HFE/CGO–NLU–HFE/CGO route, and after friendly consultation, Party A and Party B have reached a mutual agreement on the following terms.

Article 1: Main Principles

1.1 Party A shall provide Party B with 50 tons of cargo capacity on a B747-400 freighter (hereinafter referred to as the “Aircraft”), as detailed in Appendix A of this agreement, which is hereby incorporated as part of this agreement by reference. Party A shall ensure that the Aircraft is in full freighter configuration for the intended charter operations under this agreement.

1.2 The term of this agreement is specified in Appendix A (Term).

1.3 The flights (the “Flights”) will operate according to the schedule agreed upon between Party A and CKS, as outlined in Appendix A. This schedule may be revised under the terms and conditions provided in Article 7.

1.4 Without Party A’s prior written consent, Party B may not subcontract or otherwise cause CKS to operate the Aircraft on behalf of any third party. Such consent is subject to regulatory approval and compliance.

Article 2: Responsibilities

2.1 A. Party A shall ensure that CKS is responsible for providing the following:

1.	The aircraft, including lease fees (if any) and depreciation;

2.	Flight crew for operating the schedule, along with all related crew costs (including but not limited to salaries, pensions, social security, per diems, hotel accommodations, transportation between hotel and airport, and round-trip travel for crew);

3.	Aircraft maintenance, including line maintenance, towing for maintenance, hangar fees, and local maintenance support;

4.	“All risk” insurance for the aircraft and spare parts, including war risk and third-party liability coverage;

5.	Flight planning and dispatch;

6.	When operating under CKS’s callsign: securing traffic rights, landing rights, overflight rights, and airport slots;

7.	Automated Air Manifest System (AAMS): CKS shall transmit AAMS at least four (4) hours before arrival at the first U.S. port of entry;

8.	Aircraft fuel (including all taxes related to fuel) and refueling services;

9.	Navigation fees, including enroute and air traffic control charges, and APHIS fees;

10.	Landing and/or departure fees and parking fees;

11.	Local ground transportation for crew from the aircraft to the terminal/customs/immigration;

12.	Catering and crew meals in accordance with CKS’s catering policy;

13.	Receiving, collecting, and distributing all necessary flight operation documents to CKS crew for aircraft dispatch;

14.	Load planning, weight and balance, aircraft loading supervision;

15.	Aircraft handling (including use of ground power for cargo loading/unloading and maintenance during aircraft downtime), cargo handling, air start unit services, pushback, lavatory services, potable water and garbage removal, cockpit and cargo compartment cleaning, and handling of hazardous materials, all in accordance with CKS’s ground handling procedures;

16.	Provision of unit load devices (ULDs), nets, and other equipment compliant with FAA and JAA/EASA regulations and standards under this agreement.

B. Party A shall coordinate with CKS to ensure any and all costs or charges arising from or related to Clause 2.1 payable to third parties are paid directly by CKS. Party A shall assist Party B in applying to CKS for reimbursement of any such costs or charges borne by Party B. If Party B is required to pay such costs to third parties, with prior approval from CKS, Party A shall prioritize reimbursing Party B on behalf of CKS.

2.2 A. Party B shall be responsible for providing and paying for all other operational costs, including but not limited to:

1.	Providing accurate payload estimates at the departure and destination airports (as listed in the Appendixed routes) at least 3 hours prior to scheduled departure;

2.	All warehousing, pickup, delivery, trucking, and documentation related to cargo transportation;

3.	Cargo preparation and packaging, palletizing and depalletizing, and all similar cargo handling operations;

4.	All customs charges, fines, duties, and taxes related to cargo and mail transport, unless such costs are caused wholly or partly by the negligence or willful misconduct of CKS;

5.	Advance cargo screening. Party B shall provide the air waybill and all required documentation for U.S. Customs risk assessment prior to loading. Once cargo is approved, Party B and ground agents will be notified and may proceed with loading. No cargo may be loaded before this process is completed;

6.	De-icing service fees provided by CKS shall be borne by Party B;

7.	All other operating expenses not specifically listed as the responsibility of CKS in this agreement;

8.	Provision, as necessary, of cranes, struts, fragile goods handling, and more than one main deck loader;

9.	(Numbering skipped in original – assumed intentional or editing error);

10.	Security fees as outlined in Clause 5.10.

B. Any and all costs or charges arising from or related to Clause 2.2 payable to third parties shall be paid directly by Party B. Party B shall indemnify CKS for any such costs or charges. If it is necessary or appropriate for CKS to pay such charges to third parties (with Party B’s prior agreement), Party B agrees to reimburse CKS for any such amounts passed through to Party A.

2.3 Invoicing and payment shall be handled as specified in Appendix A.

Article 3: Taxes and Fees

3.1 The invoice items for the charter service provided by Party A to Party B shall be listed as international freight forwarding service fees.

Article 4: Operations and Control

4.1 Party A and CKS agree that during the term of this agreement, the aircraft shall be registered under the laws of the United States of America. Notwithstanding any other provision of this agreement (including those in the Appendixes), the aircraft shall always remain under the exclusive ownership, command, and operational control of CKS. The captain and dispatcher of CKS shall have full discretion regarding the aircraft’s readiness for flight, cargo loading and distribution, whether the flight should proceed, flight route, landings, and any other matters related to or arising from aircraft operations. Decisions made by the captain or dispatcher shall be final and binding on both parties.

4.2 Party A and CKS confirm that at all times during the term of this agreement, CKS shall maintain a valid airworthiness certificate issued by the Federal Aviation Administration (FAA) for the aircraft.

4.3 Party A and CKS agree that the aircraft shall be maintained and operated by CKS in accordance with its FAA-approved operations manual and maintenance program. CKS shall make reasonable efforts to comply with any other requirements imposed by governmental authorities on Party A or that Party A is required to follow, provided such requirements do not conflict with FAA or Department of Transportation (DOT) regulations. Any and all additional costs or expenses related to such compliance shall be borne by Party B.

4.4 (Duplicated from 4.3 in the original text) Party A and CKS reaffirm that the aircraft shall be maintained and operated by CKS in accordance with its FAA-approved manual and maintenance program. Any additional government-imposed requirements that do not conflict with FAA/DOT regulations shall be followed, and the resulting costs shall be borne by Party B.

4.5 Party A and CKS agree that any flight crew provided by CKS under this agreement shall hold appropriate certifications in accordance with FAA and ICAO (International Civil Aviation Organization) regulations, and comply with the applicable laws and requirements of all jurisdictions (so long as they do not conflict with FAA rules). Flight operations shall be consistent with the schedules outlined in Appendix A.

4.6 Party A and CKS agree that CKS shall be responsible for maintaining all necessary licenses and permits required for the mechanical operation of the aircraft during the term of this agreement.

4.7 Party A and CKS confirm that any crew, senior personnel, agents, employees, or service providers supplied by CKS under this agreement shall not be considered as employees or agents of either Party A or Party B. However, Party A and CKS shall remain jointly and severally liable for any costs, losses, or liabilities arising from the actions of such individuals in the performance of this agreement.

4.8 Party A and CKS agree that nothing in this agreement shall obligate CKS to operate the aircraft in violation of:

●	any terms or conditions of the aircraft’s insurance policies,

●	applicable crew duty-time limitations,

●	or any laws, rules, or regulations governing CKS’s operations under this agreement.

4.9 Party A and CKS agree that CKS may substitute any freighter aircraft listed in its Air Operator Certificate (AOC) to operate the scheduled flights under this agreement. CKS may also operate other flights using such substitute aircraft within the authorized operational regions listed in its AOC. However, any such substitute aircraft must comply with all governmental and regulatory requirements stated herein. Furthermore, if such a substitution is made for the term of this agreement, the replacement must be a B747-400 freighter with capacity and specifications equal to or greater than those stated in Appendix A.

Party B agrees to provide Party A with a General Cargo Security Declaration or an approved equivalent declaration prior to the start of flights. Party B shall comply with all Transportation Security Administration (TSA) regulations related to the operation of KALITTA aircraft to and from the United States, as well as cargo transport within the U.S., including but not limited to those specified in Appendix B, which is attached hereto and incorporated by reference.

Party B shall follow and enforce all TSA requirements or amendments as outlined in Appendix B, including any future updates or modifications. This also includes compliance with any revisions to the KALITTA security program, and Party B shall bear any costs resulting from such revisions.

Article 5: Loading and Documentation

5.1 Party B shall properly prepare and package the cargo for transport, along with all applicable documentation, in accordance with International Air Transport Association (IATA) and/or International Civil Aviation Organization (ICAO) standards, including all relevant U.S. government amendments reflected in the ICAO Technical Instructions, and any reasonable requirements of CKS (which Party A shall promptly notify Party B of).

5.2 Any items that may present customs issues must be cleared through Kalitta Air’s Customs Compliance Department, using the designated email address.

5.3 Party B is responsible for issuing, completing, and delivering the air waybill and any other documents required for the transport of cargo, in accordance with the standards of Party A and CKS. If special cargo requires an accompanying attendant, Party B must comply with all applicable laws and CKS policies, including submission of seat requests. CKS will provide approval at least 48 business hours in advance (72 hours for first-time travelers) and must receive a signed FAA Form 8430 prior to operation.

5.4 All onboard cargo attendants operating on flights under this agreement must comply with the Federal Aviation Regulations (FAR), specifically 14 CFR 121.583, and Transportation Security Regulations under Part 1500.

5.5 Party A, in accordance with CKS’s requirements, shall receive cargo on a Shipper’s Load and Count (CLC) basis from Party B, and CKS shall bear no liability for any loss or damage resulting from the CLC process.

5.6 Party B must ensure that any hazardous, harmful, or offensive goods (HazMat) are packaged in compliance with all applicable IATA, ICAO, and FAA regulations, as well as the regulations of any government authority with jurisdiction over the aircraft or its operations. A properly signed Shipper’s Declaration for Dangerous Goods must be included. The transportation of military-related, military-use, or government-restricted goods is subject to prior written approval at Kalitta’s sole discretion. If any applicable regulations concerning hazardous goods are amended, Party B must update its packaging and handling accordingly to maintain full compliance.

5.7 Party B warrants that all cargo transported by Kalitta under this agreement shall not contain any prohibited items, substances, materials, products, or other goods whose importation, possession, transportation, or distribution would violate U.S. law or any other applicable law of a government authority with jurisdiction over the aircraft or operations under this agreement. Party B agrees to indemnify and hold Party A harmless from any and all costs, expenses (including reasonable attorneys’ fees), losses, liabilities, damages, fines, and judgments arising from or related to a breach of this provision.

Article 6: Operational Notifications

6.1 For each flight listed in the schedule, Party A, in coordination with CKS, shall ensure that the aircraft—suitable for loading pallets, ULDs, and/or loose cargo—is made available to Party B at least three (3) hours prior to the scheduled departure time.

6.2 Party A shall notify Party B of any expected delays as early as possible before the scheduled departure time.

6.3 Party A shall ensure that CKS informs Party B of any anticipated delays as early as possible, but no later than four (4) hours prior to the scheduled departure time.

6.4 Party B shall provide sufficient advance notice to inform of any special cargo expected on the flight—such as live animals, hazardous materials, and/or other special items—and shall report such cargo to the designated KALITTA department as specified in Appendix A, prior to the scheduled departure time.

6.5 Party B is required to provide at least twenty-four (24) hours’ advance notice to KALITTA to allow for assessment, planning, and execution of any strapping (tie-down) plans. At any time, if a non-standard load requires additional support due to size, shape, or any other structural need, it must be coordinated with Kalitta’s Special Load Department. Acceptance of any special oversized or center-loaded cargo must be coordinated in advance with Kalitta’s team and sent via email to the designated address listed in Clause 1.2 of Appendix A.

6.6 All information related to flights that have been or will be operated under this agreement must be sent to the departments and addresses specified in Appendix A.

Article 7: Aircraft Unavailability

7.1 If, for any reason, the aircraft is clearly unable to perform the scheduled flights under this agreement in a timely manner, Party A shall request CKS to arrange for a substitute aircraft following mutual consultation.

7.2 Any substitute aircraft provided by CKS to perform flights under this agreement must comply with all relevant FAA regulations and other regulatory requirements specified in Article 4 of this agreement. CKS shall coordinate such substitution with the Flight Standards District Office (FSDO).

7.3 If the unavailability of the aircraft or the substitute aircraft results in a delay of 48 hours or more beyond the scheduled departure time, Party B may cancel the flight within two (2) hours after being notified by Party A following consultation with CKS, without incurring any liability or obligation under this agreement. The terms and conditions in this clause do not apply to flights originating from their point of origin and their corresponding return segments.

7.4 If a flight is canceled or delayed, resulting in all or part of Party B’s cargo being unable to depart as scheduled, then Party A shall, upon confirmation from Party B, ensure the cargo is loaded on either:

●	the next available direct flight, or

●	the next available connecting flight, whichever arrives at the destination airport sooner (if arrival times are equal, direct flights take precedence).

If Party A fails to comply, Party B shall have the right to demand liquidated damages equal to 20% of the logistics fee payable for the original flight. If this amount is insufficient to compensate Party B’s actual loss, Party A shall make up the shortfall. After paying the aforementioned damages, Party A must still fulfill its carrier obligations.

Article 8: Liability and Indemnification

8.1 Except as provided in Articles 9.3 to 9.6, Party A shall require CKS to be liable to Party B, its officers, employees, agents, and subcontractors, and shall indemnify and hold Party B harmless from any and all claims, costs, and legal fees arising from:

●	(a) Loss of or damage to the aircraft during the term of this Agreement while operated pursuant to this Agreement, however caused, unless such loss or damage is wholly or partially due to the negligence or willful misconduct of Party B, its agents, or subcontractors; and

●	(b) Personal injury, death, or property loss or damage occurring during the performance of this Agreement or any part thereof, as well as damage or loss related to goods transported under this Agreement (when such goods are under the ownership and control of CKS), including injury or death of CKS crew or other employees, unless such damage, loss, injury, or death is wholly or partially caused by the negligence or willful misconduct of Party B, its agents, or subcontractors; and

●	(c) The liability rules imposed by the Montreal Convention and other international treaties, including but not limited to:

○	International transportation under this Agreement shall be governed by:

▪	the Warsaw Convention, where applicable, including the original 1929 Warsaw Convention, the 1955 Hague Protocol, and Montreal Protocols No. 1, 2, or 4 (as applicable);

▪	or the Montreal Convention, i.e., the Convention for the Unification of Certain Rules for International Carriage by Air, signed in Montreal on May 28, 1999.

○	Any conflicting provisions in this Agreement are superseded by the rules of such applicable treaties, which govern liability for loss or damage of cargo and injury or death of passengers, couriers, or crew during “international carriage.”

○	If the transportation involves a final destination or a stop in a country other than the country of departure, the Warsaw or Montreal Conventions may apply and in most cases limit KALITTA’s liability for cargo and mail damage or delay to 22 Special Drawing Rights per kilogram or as otherwise provided by applicable law.

8.2 Except as otherwise provided in Article 9.1, CKS, its employees, officers, agents, and subcontractors shall not be liable for, and Party B shall indemnify, defend, and hold harmless CKS and its employees, officers, agents, and subcontractors from, any and all claims, costs, and legal fees arising from:

●	(a) Cargo, property, or mail transported or to be transported under this Agreement, unless such damage, non-delivery, loss, or any other claim is wholly or partially caused by the negligence or willful misconduct of CKS, its agents, or subcontractors; and

●	(b) Injury or death of Party B’s agents and/or subcontractors (including Party B’s personnel or other employees) occurring in connection with or during the performance of this Agreement, unless such injury or death is caused by the negligence or willful misconduct of CKS, its agents, or subcontractors.

8.3 Neither party shall be liable to the other for loss of use of the aircraft, or any consequential or special damages arising from or related to the loss or damage of aircraft or cargo, or the non-performance, delay, or negligent performance of services under this Agreement.

8.4 Party B shall ensure that hazardous, dangerous, or offensive cargo is packaged for air transport in accordance with IATA and ICAO Dangerous Goods Regulations and 49 CFR Part 175, and shall include a duly signed Shipper’s Dangerous Goods Declaration. Cargo of a military nature, for military use, or subject to government transport restrictions, must be pre-approved in writing by CKS. If the U.S. government modifies regulations regarding hazardous cargo transport, CKS will notify Party B, and Party B acknowledges that CKS must comply with such changes. Party B shall indemnify and hold harmless CKS, its officers, employees, agents, and subcontractors from any and all losses, costs, claims, demands, judgments, fees, or penalties (including FAA civil proceedings, fines, and related legal costs such as attorneys’ fees) arising solely due to Party B’s failure to comply with this Article 8.4.

8.5 Party B warrants that cargo delivered to CKS under this Agreement shall not contain any prohibited items, materials, products, or other substances, the import, possession, transportation, or distribution of which would violate U.S. or any other applicable law of a government authority having jurisdiction over the aircraft or operations under this Agreement. Party B agrees to indemnify and hold harmless CKS from any and all costs, expenses (including legal fees), losses, liabilities, damages, fines, and judgments arising solely from Party B’s breach of this clause, including, but not limited to, violations of U.S. TSA regulations.

Article 9: Force Majeure

9.1 Any event beyond the reasonable control of either party—including but not limited to strikes, work stoppages, seizures, suspensions, wars, national emergencies, terrorism, natural disasters, epidemics, or actions by any government (including requisition of aircraft by U.S. authorities under the Civil Reserve Air Fleet (“CRAF”) or related governmental programs, or flights by the Air Mobility Command or CRAF)—shall be considered a force majeure event under this Agreement if it affects the performance of obligations under this Agreement.

9.2 Upon the occurrence of a force majeure event, the affected party shall promptly notify the other party. Upon such notice, all obligations of the affected party under this Agreement shall be suspended during the period of the force majeure event, except for the payment of all outstanding invoices.

Article 10: Government Action

Party B acknowledges that certain terms of this Agreement are based on current governmental regulations, whether from the United States or foreign governmental authorities. If any change in such regulations results in a material adverse financial impact on CKS, the parties agree that Party B shall consult with CKS (via Party A) to explore measures to mitigate such cost increases. If the parties cannot reach an agreement regarding the allocation of such increased costs, the dispute shall be resolved pursuant to Article 14 of this Agreement. If no resolution is reached, either party may terminate this Agreement with thirty (30) days’ written notice.

Article 11: ULD (Unit Load Device) Responsibility

Party B must return the pallets and nets to KALITTA within seven (7) days after the flight arrival at destination, in the same condition as received (reasonable wear and tear excepted). If not returned in usable condition within the required timeframe, Party B shall pay the following charges to KALITTA within ten (10) days:

●	$900.00 for each standard (PMC type) pallet

●	$10,700.00 for each 20-foot pallet

●	$7,700.00 for each 16-foot pallet

●	$10.00 for each strap

●	$100.00 for each standard net

●	$300.00 for each unreturned 16-foot or 20-foot net

Return of ULDs must be made to the location specified by KALITTA in this Agreement. The return location may differ from the destination airport.

Article 12: Authorization

Both parties agree to promptly apply for and obtain all necessary governmental approvals, traffic rights, airport slots, and other permits related to the flights under this Agreement, in accordance with their respective responsibilities. However, CKS retains the final responsibility to verify any and all such permits and authorizations (if required) prior to flight operation.

Article 13: Termination

This Agreement may be terminated by either party with immediate effect upon written notice to the other party in the following circumstances:

●	(a) If the other party is declared bankrupt, becomes insolvent, files for bankruptcy, or has all or a substantial part of its assets seized before or during judgment, or is subject to insolvency or bankruptcy proceedings in any jurisdiction; or

●	(b) If the other party fails to perform any material covenant, term, or condition of this Agreement and does not cure such breach within seven (7) business days of written notice.

Termination under this clause shall not prejudice any other rights or obligations of the parties under this Agreement or under applicable law.

Article 14: Dispute Resolution

In the event of a dispute under this Agreement, both parties shall engage in good-faith negotiations to resolve their differences. This obligation to negotiate shall commence immediately and continue for a period of at least thirty (30) days. If the dispute is not resolved within this period, either party may proceed to litigation as described in Article 15.

Article 15: Governing Law and Jurisdiction

This Agreement shall be governed by the laws of the People’s Republic of China, excluding laws of Hong Kong, Macau, and Taiwan. Disputes arising from this Agreement that cannot be resolved through negotiation shall be submitted to the court in the plaintiff’s jurisdiction.

Article 16: Miscellaneous

16.1 If any provision of this Agreement is found to be invalid or unenforceable, the remaining provisions shall remain in full force and effect to the greatest extent permitted by law.

16.2 Waiver of any breach under this Agreement shall not constitute a waiver of any other or subsequent breach.

16.3 Each party has had the opportunity to review this Agreement and, if desired, consult with its own legal counsel. No adverse interpretation shall be made against either party as the drafter.

16.4 This Agreement supersedes all prior oral or written agreements, understandings, arrangements, and representations between the parties regarding the subject matter herein, and may only be amended by a written agreement signed by both parties.

16.5 The headings in this Agreement are for reference only and shall not affect the interpretation of the provisions.

16.6 Except as required by law or with prior written consent, both parties agree to keep the terms of this Agreement and its performance confidential. However, the parties may disclose or promote the existence of a charter agreement between them, including aircraft type, route, cargo capacity, and schedule, and that CKS is the operator.

16.7 Party B acknowledges that CKS has assumed and will assume obligations under its air transport agreement with the U.S. Department of the Air Force, including any extensions, renewals, or replacements thereof (the “CRAF Agreement”). If, after notice from CKS to Party A and electronic notice from Party A to Party B, CKS is obligated under the CRAF Agreement to provide aircraft within eighteen (18) hours, or in the event of a U.S. airlift emergency or national emergency declared by the U.S. President or Secretary of Defense, CKS shall suspend operations under this Agreement until such requirement or emergency ends. During CRAF-related activation, Party B’s obligations under this Agreement shall be suspended to the extent that Party B is deprived of the beneficial use of CKS aircraft. Party B shall not be liable for any costs arising from such CRAF activation.

16.8 Each signatory to this Agreement warrants and represents that they have the full legal authority to bind the party they represent.

16.9 All Appendixes, consultation documents, and formal correspondence form an integral part of this Agreement and have the same legal force.

16.10 If any provision of this Agreement is deemed to violate the laws of the place of performance, such provision shall be invalid, but the remainder of the Agreement shall remain fully effective.

16.11 This Agreement is executed in two (2) original copies.

This Agreement is signed by duly authorized representatives of both parties on [DATE], in two originals.

Party A: Xiamen Fanding Hongxin International Logistics Co., Ltd. (Company Seal)
Authorized Representative: (Signature)

Party B: Chengtian International Supply Chain (Shenzhen) Co., Ltd. (Company Seal)
Authorized Representative: (Signature)

Appendix A

In view of the fact that Party A has chartered 50 tons of cargo space on Kalitta Air (IATA: K4, ICAO: CKS, hereinafter referred to as “CKS”) for the route HFE/CGO–NLU–HFE/CGO, Party A and Party B, after friendly consultation, have established this Appendix A as part of the Agreement to further define the mutually agreed terms and conditions, as set forth below:

Article 1: Aircraft, Term, and Schedule

1.1 The freighter mentioned in Article 1.1 of the Agreement shall be one (1) Boeing 747-400 freighter from Kalitta’s fleet.

1.2 The cargo capacity of the aircraft is as follows:

[747-400]: The minimum cargo capacity per flight shall be:

●	Thirty (30) pallets sized 125” × 96/88” × 118/96” (inches) on the main deck

●	Nine (9) pallets sized 125” × 96/88” × 64” (inches) on the lower deck

●	Total usable payload per flight:

○	100 tons from HFE/CGO to NLU

○	30 tons from NLU to HFE/CGO

1.3 This Agreement includes the following route and schedule:

The schedule consists of three (3) weekly flights, departing on the 3rd, 5th, and 7th day of each week from HFE (Hefei) / CGO (Zhengzhou).

The flights will operate from May 15, 2024 to December 31, 2024 (inclusive).

Any extension beyond this period shall be subject to a separately signed agreement by both parties.

1.4 The flight schedule is as follows (all times in UTC; final approval subject to aviation authority confirmation):

[SCHEDULE (all times UTC)]

ORIGIN	ETD	DESTINATION	ETA
ETD NLU	D1/0000z	ETA LAX	D1/0400z
ETD LAX	D1/1800z	ETA ICN	D2/0730z
ETD ICN	D2/0900z	ETA HFE/CGO	D2/1200z
ETD HFE/CGO	D2/1500z	ETA ANC	D3/0015z
ETD ANC	D3/0145z	ETA NLU	D3/0915z
ETD NLU	D3/1200z	ETA LAX	D3/1600z
ETD LAX	D3/1800z	ETA ICN	D4/0730z
ETD ICN	D4/0900z	ETA HFE/CGO	D4/1200z
ETD HFE/CGO	D4/1500z	ETA ANC	D5/0015z
ETD ANC	D5/0145z	ETA NLU	D5/0915Z
ETD NLU	D5/1200z	ETA LAX	D5/1600z
ETD LAX	D5/1800z	ETA ICN	D6/0730z
ETD ICN	D6/0900z	ETA HFE/CGO	D6/1200z
ETD HFE/CGO	D6/1500z	ETA ANC	D7/0015z
ETD ANC	D7/0145z	ETA NLU	D7/0915z

Article 2: Basic Charter Price and Fuel Surcharge

2.1 The total freight charge for a single flight on the route (NLU–LAX–ICN–HFE/CGO–ANC–NLU) with a 50-ton capacity is RMB 1,819,097.60 (One Million Eight Hundred Nineteen Thousand Ninety-Seven Yuan and Sixty Cents).
This fee is based on a total payload of 50 tons per flight (HFE/CGO–NLU), with a unit price of RMB 45.6/kg, comprising:

●	Airfreight: RMB 44.3/kg

●	Pickup fee: RMB 0.5/kg

●	Customs clearance: RMB 0.3/kg

●	Airport handling fee: RMB 0.5/kg Total: RMB 45.6/kg

2.2 The fuel surcharge is floating and tied to the fuel price index. Details are as follows:

The baseline fuel price is USD 3.00 per gallon.
If the average fuel price remains between USD 2.85–3.05/gallon, there will be no adjustment to the freight rate.
If the average fuel price is below USD 2.85/gallon or above USD 3.05/gallon, then for every USD 0.01/gallon of change, the rate will be adjusted up or down by RMB 0.0857/kg.

(The airline will issue fuel bills every two weeks, calculating the average fuel price based on the actual fuel quantity and fuel price at each stop.)

Article 3: Payment Terms, Billing, and Invoicing

3.1 Party A shall issue an invoice for the base freight of the following week’s flight schedule every Monday.

3.2 Party B shall make payment to Party A no later than Tuesday upon receipt of the invoice.

3.3 All payments due to Party A shall be made in RMB without any deductions, to the following account:

●	Company Name: Xiamen Fanding Hongxin International Logistics Co., Ltd.

●	Tax ID: 91350200MA8W1KL12D

●	Bank: Industrial and Commercial Bank of China, Xiamen Dasha Branch

●	Account Number: 4100021009000067023

●	Address: Room 408-15, No. 942 Tonglong 2nd Road, Xiang’an Torch Hi-tech Zone, Xiamen

●	Phone: +86 18500188039

3.4 Party B’s invoicing details:

●	Company Name: Chengtian International Supply Chain (Shenzhen) Co., Ltd.

●	Tax ID: 91440300MA5F4YBUX3

●	Bank: China Construction Bank, Shenzhen Xili Branch

●	Account Number: 44250100016100001431

●	Address: Room 1805, Qianhai Xiangbin Building, No.18 Zimao West Street, Nanshan, Qianhai, Shenzhen

●	Phone: +86 13825485000

3.5 Any notice required under this Agreement shall be deemed duly given if sent by registered mail or fax. However, fax notices shall be deemed delivered only upon confirmation of receipt by the recipient.

Article 4: Supplementary Provisions

4.1 Each party hereby warrants and represents that it has full authority and legal capacity to enter into and be legally bound by this Agreement.

4.2 If any clause in this Agreement is deemed invalid due to conflict with applicable law, the remainder of the Agreement shall remain fully valid and enforceable.

4.3 All attachments, consultation documents, and notices exchanged between the parties shall constitute valid parts of this Agreement and carry equal legal effect.

4.4 This Agreement is made in two originals, with each party holding one. Both originals have equal legal effect.

Signatures

Party A: Xiamen Fanding Hongxin International Logistics Co., Ltd.
Authorized Representative: (Signature)

Party B: Chengtian International Supply Chain (Shenzhen) Co., Ltd.
Authorized Representative: (Signature)

Appendix B

APPENDIX B to AIRCRAFT CHARTER AGREEMENT Authorized Representative Security Implementation Instructions 协议附件B 授权代表安全实施说明
Kalitta Air,LLC.(Kalitta Air)an all-cargo aircraft operator complies with the Transportation Security Administration’s(TSA)Full All Cargo Aircraft Operator Standard Security Program(FACAOSSP).	卡利塔航空有限责任公司(卡利塔航空)是一家全货 机运营商，符合美国运输安全管理局(TSA)的全货 机标准安全计划(FA CAO SP)。
As part of the contractual Agreement between our companies,Kalitta Air delegates specific responsibilities to Our security requirements include using Sensitive Security Infor-mation (SSI);therefore,all policies and procedures shall be restricted to persons needing to know. In addition,all such persons must take appropriate action to protect all entrusted Security Information and under no circumstances divulge security measures to be applied to any Kalitta Air flight or operation.	作为我们公司之间协议的一部分，卡利塔航空将具体 责任委托给厦门泛鼎鸿鑫国际物流有限责任公司 。 我们的安全要求包括使用敏感安全信息(SSI):因 此，所有政策和程序应仅限于需要了解的人员。此外， 所有此类人员必须采取适当行动保护所有委托的安 全信息，在任何情况下都不得泄露适用于卡利塔航空 公司任何航班或运营的安全措施。
As part of the Transportation Security Administration (FACAOSSP),under Section 1.2.D,Kalitta Air must inform its au-thorized representatives of the requirements governing:	作为运输安全管理局(FACAOSP)的一部分，根据第 1.2.D条，卡利塔航空公司必须通知其授权代表以下 要求：

Sensitive Security Information

According to Title 49,Code of Federal Regulations(49 CFR)Part 1520,no Sensitive Security Information may be re-leased without the written permission of the TSA 49 CFR Part 1520 governs the maintenance, safeguarding. and disclo-sure of records anc information that TSA has determined to be Sensitive Security Information,as defined in §1520.5.

敏感安全信息 根据《联邦法规》第49篇(49 CFR)第1520部分， 未经TSA书面许可，不得重新出租任何敏感安全信 息。49 CFR第1520部分规定TSA确定为敏感安全信 息的记录和信息的维护、保护和披露，如§1520.5所 定义。

49 CFR 1540.103 Fraud and Intentional Falsification of Records.

No person may make,or cause to be made,any of the following:

1. Any fraudulent or intentionally false statement in any application for any security program,access medium,identification medium,or amendment under this subchapter.

49 CFR 1540.103记录的欺诈和故意伪造。 任何人不得作出或安排作出以下任何一项： 1.根据本分章申请任何安全程序、访问介质、识别介 质或修正案时的任何欺诈或故意虚假陈述。

2.Any fraudulent or intentionally false entry in any record or report that Is kept,made,or used to show compliance with this subchapter or exercise any privileges under this subchapter.

3.Any reproduction or alteration for fraudulent purposes of any report,record,security program,access medium,or identification medium issued under this subchapter.

2.保存、制作或用于证明符合本分章规定或行使本分 章规定的任何特权的任何记录或报告中的任何欺诈 性或故意虚假条目。 3.出于欺诈目的复制或更改根据本分章发布的任何 报告、记录、安全程序、访问介质或识别介质。

18 USC 1001

1.Except as otherwise provided in this section, whoever,in any matter within the jurisdiction of the executive,legis-lative,or judicial branch of the Government of the United States,knowingly and willfully-

A.falsifies,conceals,or covers up by any trick, scheme,or device a material fact;

B.makes any materially false,fictitious,or fraudulent statement or representation;or

C. makes or uses any false writing or document knowing the same to contain any materially false, fictitious,or fraudulent statement or entry shall be fined under this title,imprisoned not more than five years,or, If the offense in-volves International or domestic terrorism (as defined in section 2331),Imprisoned not more than eight years,or both.

18 USC 1001

1.除本节另有规定外，在美国政府行政、立法或司法 部门管辖范围内的任何事项中，知情且故意-

A.通过任何欺骗、计划或手段伪造、隐瞒或掩盖重大 事 实 ；

B.作出任何实质性虚假、虚构或欺诈性陈述或陈述； 或

C.制作或使用任何虚假的文字或文件，明知其中包含 任何实质性虚假、虚构或欺诈性的陈述或条目，应根 据本编处以罚款，监禁不超过五年，或者，如果罪行 涉及国际或国内恐怖主义(定义见第2331节),则

应处以不超过八年的监禁，或者两者兼而有之。

49 CFR 1540.105 Security responsibilities of employees and other persons.

1.No person may:

A.Tamper or interfere with,compromise,modify,

attempt to circumvent,or cause a person to tamper or in-terfere with,compromise,modify,or circumvent any security system,measure,or procedure implemented under this subchapter.

B.Enter,or be present within,a secured area,AOA,

SIDA,or sterile area without complying with the

sys-tems,measures,or procedures applied to control

access to,presence,or movement in such areas.

C.Use,allow to be used,or cause to be used,any

airport-issued or airport-approved access medium or

identification medium that authorizes the access,

presence,or movement of persons or vehicles in

secured areas,AOAs,or SIDA in any other manner than

49 CFR 1540.105员工和其他人员的安全责任。

1.任何人不得：

A.篡改或干扰、妥协、修改、试图规避或导致他人篡 改或干扰或妥协、修改或规避根据本分章实施的任何 安全系统、措施或程序。

B.在不遵守用于控制进入、存在或移动此类区域的系 统、措施或程序的情况下，进入或出现在安全区域、 AOA、SIDA或无菌区域内。

C.使用、允许使用或促使使用任何机场颁发或机场批 准的访问介质或识别介质，该介质授权人员或车辆以 任何其他方式进入、存在或移动安全区域、AOA或

SIDA,而不是由适当当局根据本分章颁发的方式。

that for which it was issued by the appropriate authority under this subchapter.

Responsibilities Include:

1. Ramp Security Activities:personnel must be

familiar with access control,employee Identification, and challenge procedures while providing services on the ramp or onboard Kalitta Air,LLC.,aircraft.

乙方职责包括： 1.停机坪安保活动：在停机坪上或Kalita Air,LLC飞 机上提供服务时，人员必须熟悉出入控制、员工身份 识别和质询程序。
2.Emergency Notification:In case of a threat or
reportable incident Involving air transportation,notify	2.紧急通知：如果发生涉及航空运输的威胁或可报告
Kalitta Air,LLC.,Ground Security Coordinator,and our	事件，请致电+1734-484-0088通知卡利塔航空有限责
Operations Control Center at+1734-484-0088.	任公司、地面安全协调员和我们的运营控制中心。

3.Cargo Inspection:during cargo reception,pallet
buildup,or aircraft loading,employees must conduct	3.货物检查：在货物接收、托盘堆放或飞机装载过程
inspection of all non-exempt pieces,and employees	中，员工必须对所有非豁免件进行检查，员工必须熟
must be familiar with and conduct exterior visual	悉并对所有托盘货物进行外观目视检查，目视检查单
Inspections of all cargo being palletized,checking	个货物是否有篡改、电线外露或泄漏的迹象；对已准
individual cargo visually for signs of tampering,exposed	备好装载的托盘进行检查也需要同样的外观检查；任
wires or leakage;Inspection of pallets staged and ready	何此类迹象必须立即报告给相关部门以及卡利塔航
for loading also require the same visual exterior	空有限责任公司、主管和值班经理。
inspection;any such signs must be reported
immediately to appropriate authorities as well as Kalitta	4.货物通道：员工必须控制货物通道，并报告任何可
Air,LC.,supervisors and managers on duty.	疑活动。
4.Access to Cargo:employees must control access to
cargo and report any suspicious activity.	5.货物检查：

5.Cargo Screening:

A.For all cargo offered for transportation aboard

Kalitta Air,LLC.,in accordance with our US-Transportation Security Administration security program and all applicable security directives or emergency amendments.

B.Due to changes made by the International Civil Aviation Organization(ICAO),effective June 30,2021, the US Transportation Security Administration(TSA) requires all cargo departing from the US to be screened for explosives.This applies to Passengers as well as All-Cargo aircraft.

A.根据我们的美国运输安全管理局安全计划和所有

适用的安全指令或紧急修正案，对于卡利塔航空有限 责任公司上提供的所有运输货物。

B.由于国际民用航空组织(ICAO)的变化，自2021 年6月30日起，美国运输安全管理局(TSA)要求所

有从美国出发的货物都要进行爆炸物筛查。这适用于 乘客和所有货运飞机。

6.安全威胁评估(STA):所有员工和授权代表在无

人陪同的情况下可以乘坐卡利塔航空有限责任公司

6.Security Threat Assessment (STA):All employees	的飞机，必须接受并成功完成安全威胁评估
and authorized representatives with unescorted access
to car-go that will be transported on Kalitta Air,LLC.	7.接受以下任何一项，而不是安全威胁评估：
aircraft are subject to and must successfully complete a
Security Threat Assessment (STA)	A.根据49 CFR 1542.209、1544.229或1544.230完成

7.instead of a Security Threat Assessment,any one	犯罪史记录检查(CHRC),包括TSA进行的基于姓
of the following will be accepted:	名的审查。
A.A criminal history records check(CHRC)was

completed per 49 CFR 1542.209,1544.229,or

1544.230,including a name-based review conducted by TSA.

B.The HAZMAT Threat Assessment Program(49 CFR

Part 1572)is evidenced by a current commercial driver’s license with hazardous materials endorsement Issued within the 50 states or the District of Columbia

C.A current Transportation Worker ldentification

Credential (TWIC)In accordance with 49 CFR Part 1572,

Credentialing and Security Threat Assessments.

D. A current Free and Secure Trade(FAST)card issued by US Customs and Border Protection(CBP)under the Free and Secure Trade Program.

E.A current identification(ID)media Issued by an airport operator regulated under 49 CFR Part 1542. F.For personnel outside the United States,another Security Threat Assessment was determined to be comparable.

8.Training:all employees and/or authorized

representatives responsible for the general acceptance and/or handling of cargo or applying any measure of the FACAOSSP must be trained and have completed an approved security training course along with annual recurrent security training and must be knowledgeable of their security responsibilities.

By signing below,agrees to assume the responsibility of accepting and screening all cargo offered for transport aboard Kalitta Air,LLC.,aircraft in accordance

with our approved TSA security program and all

applicable security directives or emergency amendments or the host country’s security requirements which are more restrictive.

B.危险品威胁评估计划(49 CFR第1572部分)由50

个州或哥伦比亚特区内签发的带有危险品背书的现 行商业驾驶执照证明。

C.根据49 CFR第1572部分，认证和安全威胁评估的 现行运输工人身份证明(TWIC)。

D.美国海关和边境保护局(CBP)根据自由与安全贸 易计划签发的当前自由与安全交易卡。

E.根据《美国联邦法规》第49卷第1542部分的规定， 由机场运营商发布的当前身份识别(ID)媒介。

F.对于美国以外的人员，另一项安全威胁评估被确定 为具有可比性。

8.培训：负责货物的一般验收和/或处理或应用

FACAOSP任何措施的所有员工和/或授权代表必须接

受培训，并完成经批准的安全培训课程以及年度经常 性安全培训，并且必须了解其安全责任。

乙方在下文签字后同意，根据我们批准的TSA安全计 划、所有适用的安全指令或紧急修正案或东道国更严 格的安全要求，承担接受和检查卡利塔航空有限责任 公司飞机上运输的所有货物的责任。

Appendix C

1.1 In view of the time sensitivity, safety, and other special characteristics of the cargo consigned by Party B, for any reason, Party A shall not detain, hold, or otherwise engage in any conduct that may jeopardize the safety and timeliness of Party B’s consigned cargo. Party A shall ensure that its employees, subcontractors, and agents do not engage in the aforementioned conduct.

1.2 If a flight is canceled or delayed, resulting in all or part of Party B’s cargo being unable to be shipped on the originally scheduled flight, Party A shall, with Party B’s confirmation, ensure the cargo is loaded onto the next available direct flight or the next available connecting flight (priority shall be given to the option that arrives at the destination airport the fastest; if the arrival times are the same, the direct flight shall be prioritized).

1.3 If Party B requests to add or change a flight, causing temporary changes to the service price provided by Party A, Party A must obtain Party B’s written approval prior to flight allocation. Otherwise, Party B will settle based on the lower of the prices before and after the change.

1.5 Party B shall not bear responsibility for flight delays or cancellations under one or more of the following circumstances:

(1) Force majeure;

(2) Party A’s failure to perform its obligations and responsibilities under the framework agreement and/or this agreement.

1.6 Container types and load limits

Type	Base Weight (KG)	Maximum Load Limit (KG)	Number of Cartons Loadable	Quantity
Q7	2976	3500	155	9
Q6	2552	3000	133	2
LD	1956	2500	102	4